SF Partnership, LLP
                                            Chartered Accountants



                                            May  5,  2004


Law  Office  of  Gary  Henrie
10616  Eagle  Nest  Street
Las  Vegas,  Nevada
89141

ATTENTION: MR. GARY R. HENRIE, ESQ.

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of Cintel Corp. financial statements for the years ended December 31, 2002 and December 31, 2003 and our auditors report dated March 12, 2004 by reference in the Registration Statement of Cintel Corp. on Form S-8 relating to the registration of 4,000,000 common shares to be issued to certain employees and outside consultants pursuant to the 2004 Compensation Plan for Employees and Outside Consultants.

                                     Yours  very  truly,

                                     /s/ SF Partnership, LLP
                                     SF  Partnership,  LLP


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